Exhibit 3.21
BYLAWS
OF
RENT-A-CENTER INTERNATIONAL, INC.

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

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BYLAWS
OF
RENT-A-CENTER INTERNATIONAL, INC.

ARTICLE 1
OFFICES
     Section 1.1 Registered Office. The registered office and registered agent of Rent-A-Center International, Inc., a Delaware corporation (the “Corporation”), will be as from time to time set forth in the Corporation’s Certificate of Incorporation or in any certificate filed with the Secretary of State of Delaware, and the appropriate County Recorder or Recorders, as the case may be, to amend such information.
     Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
     Section 2.1 Place of Meetings. Meetings of stockholders for all purposes may be held at such time and place, either within or without the State of Delaware, as designated by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law.
     Section 2.2 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
     Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, may be called by the President or the Board of Directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.
     Section 2.4 Notice. Written or printed notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If such notice is sent by mail, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
     Section 2.5 Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by the Secretary or such other officer or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 2.6 Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time until a quorum shall be present.
     Section 2.7 Adjourned Meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting had a quorum been present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2.8 Required Vote. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one on which, by express provision of statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.
     Section 2.9 Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.
     (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (a) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:
     (1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or by an authorized officer, director, employee or agent of the stockholder signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
     (2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
     (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 2.10 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise, or other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 2.11 Action By Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of

Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     Section 2.12 Action Without Meeting. (a) Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation at its registered office in Delaware, at its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     (b) Every written consent shall bear the date of signature of each stockholder who signs the written consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by Section 2.12(a) to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required by Section 2.12(a).
     (c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this Section 2.12, provided that any such telegram, cablegram or other electronic transmission Sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation in the manner required by Section 2.12(a). Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.
     (d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     (e) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation to those stockholders who have not consented to the action in writing.
     Section 2.13 Inspectors of Elections. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
ARTICLE 3
DIRECTORS
     Section 3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall keep regular minutes of its proceedings.
     Section 3.2 Number; Election. The Board of Directors shall consist of no less than one (1) nor more than seven (7) members. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If authorized by the Board of Directors, a ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
     Section 3.3 Change in Number. The number of directors constituting the entire Board of Directors may be fixed from time to time in a resolution adopted by the Board of Directors, or, if no such resolution has been adopted, the number of directors constituting the entire Board of Directors shall be the same as the number of directors of the initial Board of Directors as set forth in the Certificate of Incorporation. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.
     Section 3.4 Removal; Resignation. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.
     Section 3.5 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the first annual meeting of stockholders held after such director’s election and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.
     Section 3.6 Cumulative Voting Prohibited. Cumulative voting shall be prohibited.
     Section 3.7 Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.
     Section 3.8 First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.
     Section 3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
     Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours’ notice to each director, if by telecopier, electronic facsimile or hand delivery, or on three (3) days’ notice to each director, if by mail or by telegram. Except as may be otherwise expressly provided by law or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
     Section 3.11 Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.12 Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person’s participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 3.13 Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to such person.
     Section 3.14 Compensation. The Board of Directors may fix the compensation of the members of the Board of Directors at any time and from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE 4
COMMITTEES
     Section 4.1 Designation. The Board of Directors may designate one or more committees.
     Section 4.2 Number; Term. Each committee shall consist of one or more directors. The number of committee members may be increased or decreased from time to time by the Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of such committee member’s term as director, (ii) such committee member’s resignation as a committee member or as a director, or (iii) such committee member’s removal as a committee member or as a director.
     Section 4.3 Authority. Each committee, to the extent expressly provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by statute, the Certificate of Incorporation or these Bylaws.
     Section 4.4 Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The Board of Directors may remove any committee member, at any time, with or without cause.
     Section 4.5 Alternate Members; Acting Members. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
     Section 4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
     Section 4.7 Special Meetings. Special, meetings of any committee may be held whenever called by the Chairman of the Committee, or, if the committee members have not elected a Chairman, by any committee member. The Chairman of the Committee or the committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before such special meeting if notice is given by telecopy, electronic facsimile or hand delivery or (ii) at least three days before such special meeting if notice is given by mail or by telegram. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
     Section 4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated as the Committee by the Board of Directors shall constitute a quorum for the transaction of business. Alternate members and acting members shall be counted in determining the presence of a quorum. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the members, including alternate members and acting members, present at any meeting at which a quorum is present shall be the act of a committee, unless the act of a greater number is required by law or the Certificate of Incorporation.

     Section 4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
     Section 4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
ARTICLE 5
NOTICES
     Section 5.1 Method. (a) Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any stockholder, director or committee member, and no provision is made as to how such notice shall be given, personal notice shall not be required, and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at such stockholder’s address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (ii) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile telecommunication, electronic mail, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid.
     (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
     (c) Notice given pursuant to Section 5.1(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

     (d) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, including by a form of electronic transmission, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
     Section 5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 5.3 Exception to Notice Requirement. The giving of any notice required under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom: (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. The exception provided for in this Section 5.3 to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
ARTICLE 6
OFFICERS
     Section 6.1 Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.
     Section 6.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation, none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 6.3 Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 6.4 Removal and Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
     Section 6.5 President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and the Board of Directors unless the Board of Directors shall elect a Chairman of the Board, in which event the President shall preside at meetings of the Board of Directors only in the absence of the Chairman of the Board. The President shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.
     Section 6.6 Vice Presidents. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     Section 6.7 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary.
     Section 6.8 Assistant Secretaries. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     Section 6.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
     Section 6.10 Assistant Treasurers. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.
ARTICLE 7
CERTIFICATES REPRESENTING SHARES
     Section 7.1 Certificates. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be facsimile.
     Section 7.2 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock shall bear such legends as the Board of Directors shall authorize, including, without limitation, such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
     Section 7.3 Lost Certificates. The Corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall specify and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 7.4 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 7.5 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for any and all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE 8
INDEMNIFICATION
     Section 8.1 Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 8.1.
     Section 8.2 Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.
     Section 8.3 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article 8, to the extent that a director, officer,

employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article 8, or in the defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.
     Section 8.4 Determination of Right to Indemnification. Any indemnification under Sections 8.1 and 8.2 of this Article 8 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standards of conduct set forth in Sections 8.1 and 8.2 of this Article 8.
     Section 8.5 Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys, fees) incurred by a person referred to in Sections 8.1 and 8.2 of this Article 8 in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 8. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 8.5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
     Section 8.6 Procedure for Indemnification. Any indemnification under Sections 8.1, 8.2 or 8.3 or advance of costs, charges and expenses under Section 8.5 of this Article 8 shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article 8 shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person’s costs and expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 8.5 of this Article 8 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 8.1 or 8.2 of this Article 8, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article 8, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 8.7 Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article 8 is in effect. No amendment or repeal of this Article 8 or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article 8 with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article 8 is in effect. The provisions of this Section 8.7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Article 8.
     Section 8.8 Construction. For purposes of this Article 8:
     (i) the “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

     (ii) “other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;
     (iii) “serving at the request of the Corporation” shall include any service which imposes duties on, or involves services by, a director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;
     (iv) “fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;
     (v) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Sections 8.1 and 8.2 of this Article 8;
     (vi) Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered “service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.”
     Section 8.9 Savings Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the full extent permitted by applicable law.
     Section 8.10 Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.
ARTICLE 9
GENERAL PROVISIONS
     Section 9.1 Dividends. The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation, may declare dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation.

     Section 9.2 Reserves. By resolution of the Board of Directors, the directors may set apart out of any of the funds of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 9.3 Authority to Sign Instruments. Any checks, drafts, bills of exchange, acceptances, bonds, notes or other obligations or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers, or other instruments of transfer, contracts, agreements, dividend and other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices, or documents and other instruments or writings of any nature whatsoever may be signed, executed, verified, acknowledged, and delivered, for and in the name and on behalf of the Corporation, by such officers, agents, or employees of the Corporation, or any of them, and in such manner, as from time to time may be authorized by the Board of Directors, and such authority may be general or confined to specific instances.
     Section 9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 9.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 9.6 Transactions with Directors and Officers. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the Corporation, individually, or any firm or corporation of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director, individually, or the firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any annual meeting or at any special meeting, called for that purpose, of the Board of Directors at which action upon any contract or transaction shall be taken. Any director of the Corporation who is so interested may be counted in determining the existence of a quorum at any such annual or special meeting of the Board of Directors which authorizes such contract or transaction, and may vote thereat to authorize such contract or transaction with like force and effect as if such director were not such director or officer of such other corporation or not so interested. Every director of the Corporation is hereby relieved from any disability which might otherwise prevent such director from carrying out transactions with or contracting with the Corporation for the benefit of such director or any firm, corporation, trust or organization in which or with which such director may be in anyway interested or connected.

     Section 9.7 Amendments. These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors, at any special meeting of the stockholders or the Board of Directors, or by written consent of the Board of Directors or the stockholders without a meeting.
     Section 9.8 Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

CERTIFICATE BY SECRETARY
     The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation on December 4, 2003.
     IN WITNESS WHEREOF, I have signed this certification as of the 4th day of December, 2003.

/s/ David M. Glasgow
David M. Glasgow, Secretary